Exhibit 2.2
EXECUTION VERSION
AMENDMENT NO. 1
TO AGREEMENT AND PLAN OF MERGER
          This AMENDMENT NO. 1, dated as of October 26, 2009 (this “Amendment”), to the Agreement and Plan of Merger, dated as of June 1, 2009 (the “Merger Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and Hiland Partners, LP, a Delaware limited partnership (the “Partnership” and, together with Partnership GP, the “Hiland Parties”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meaning ascribed to such terms in the Merger Agreement.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to the Merger Agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, the parties intend to effect the Merger whereby Merger Sub is to be merged with and into the Partnership, with the Partnership surviving that merger; and
          WHEREAS, the parties hereto wish to amend Section 7.1 of the Merger Agreement as set forth in this Amendment.
          NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, effective as of the date of this Amendment, the Merger Agreement shall be amended as follows:
ARTICLE I
AMENDMENT
          Section 1.1 Amendment to Section 7.1. Section 7.1(b)(i) of the Merger Agreement is hereby amended by deleting “November 1, 2009” and replacing it with “November 6, 2009”.
ARTICLE II
GENERAL PROVISIONS
          Section 2.1 Effect on the Merger Agreement. The Merger Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended by this Amendment.

          Section 2.2 Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
          Section 2.3 Governing Law. This Amendment, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          Section 2.4 Headings. Headings of the Articles and Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
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          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HLND MERGERCO, LLC

By:	/s/ Harold Hamm

Harold Hamm
President

HILAND PARTNERS GP, LLC

By:	/s/ Joseph L. Griffin

Joseph L. Griffin
Chief Executive Officer and President

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Joseph L. Griffin

Joseph L. Griffin
Chief Executive Officer and President
[Signature Page to Amendment No. 1 of the Hiland Partners Merger Agreement]